Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q4, Year-End 2006 Financial Results
Record $8 Million in New Annual Recurring Revenues for Quarter,
Record Total Revenue and Recurring Revenue Results for Quarter and Year
Weston, FL, February 7, 2007— Ultimate Software (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today financial results for its fourth quarter and the year ended December 31, 2006. For the fourth quarter ended December 31, 2006, recurring revenues increased 28.8% to $17.5 million, and total revenues increased 32.4% to $33.0 million, in both cases as compared with the fourth quarter of 2005. GAAP net income for both the 2006 and 2005 fourth quarters was $1.8 million, or $0.07 per diluted share. Excluding stock-based compensation and amortization of acquired intangible assets, non-GAAP net income for the fourth quarter was $3.8 million, or $0.14 per diluted share, compared to non-GAAP net income of $2.1 million, or $0.08 per diluted share for the fourth quarter of 2005.
For the 2006 year, recurring revenues increased 27.2% to $63.9 million and total revenues increased 29.6% to $114.8 million, compared with the previous year in each case. GAAP net income for the 2006 year was $4.1 million, or $0.15 per diluted share, compared with GAAP net income of $3.4 million, or $0.13 per diluted share for 2005. Excluding stock-based compensation and amortization of acquired intangible assets, non-GAAP net income for the 2006 year was $10.4 million, or $0.39 per diluted share, compared to non-GAAP net income of $4.2 million, or $0.16 per diluted share for 2005.
New annual recurring revenues (ARR) were $8.0 million for the fourth quarter of 2006, a 60% increase over the fourth quarter of 2005. ARR were $24.5 million for 2006, a 49% increase over ARR in 2005. (See Financial Highlights below for definition.)
“Our fourth quarter was a fitting finish to the year we achieved our very important goal of becoming a $100 million revenue company with $114.8 million in total revenues for 2006,” said Scott Scherr, CEO, president, and founder of Ultimate Software. “In the fourth quarter, we acquired 50% more new customers than in our previous best quarter, and 80% of them selected Intersourcing, our hosted offering.
“The record $8 million in new ARR that we wrote in the fourth quarter far exceeded our expectations,” added Scherr, “and we reached another milestone in December with more than 500,000 employees ‘live’ and serviced through Intersourcing. We believe that we are very well positioned to extend the foundation that we’ve built and to take advantage of the opportunities before us.”
Ultimate Software’s financial results teleconference will be held today, February 7, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/IC/CEPage.asp?ID=113222. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.
Financial Highlights
•	New ARR attributable to sales during the fourth quarter of 2006 increased 60% to $8.0 million compared with $5.0 million for the fourth quarter of 2005 and increased 49% to $24.5 million for

2006 compared with $16.5 million for 2005. New annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated onetime charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues — consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers — grew by 29% for the fourth quarter of 2006 compared with the same quarter of 2005, and by 27% for 2006 compared with 2005. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the year-over-year growth in recurring revenues.

•	The combination of cash, cash equivalents, and marketable securities was $33.0 million as of December 31, 2006 compared with $31.9 million as of September 30, 2006 and $32.8 million as of December 31, 2005, representing increases of $1.1 million and $0.2 million, respectively. In 2006, the Company generated $15.4 million in cash from operations. During 2006, the Company also repurchased 451,790 shares of the Company’s Common Stock for $9.8 million.

•	On October 5, 2006, the Company acquired 100% of the common stock of RTIX Ltd., a United Kingdom company, and its wholly-owned U.S. subsidiary, RTIX Americas (collectively, RTIX), for a total consideration of $4.0 million payable in the form of $3.4 million in cash and $0.6 million in Common Stock (the “RTIX Acquisition”). The Common Stock component of the total consideration is contingent upon RTIX meeting certain financial criteria within a specified timeframe. RTIX developed the performance management/appraisals solution that Ultimate Software has offered its customers since February 2006.
Financial Outlook
Ultimate Software provides guidance for 2007 (which differs from the preliminary guidance for 2007 provided in its October 24, 2006 press release), as follows:
•	increase new annual recurring revenues (ARR) generated in 2007 by approximately 25% over those produced in 2006,

•	grow recurring revenues by 30% to 32% in 2007 compared with those in 2006,

•	increase total revenues by 28% to 30% in 2007 compared with 2006,

•	produce operating margins between 12% and 13%, and

•	produce diluted earnings per share (EPS) between $0.68 and $0.70.
Operating margin and EPS expectations do not include the impact of non-cash equity-based compensation expense recognized under Statement of Financial Accounting Standard No. 123R, “Accounting for Share-Based Payments,” and the impact of non-cash amortization of the intangible assets resulting from the RTIX Acquisition, which the Company includes in its GAAP financial results. The Company has estimated that the total impact for these two items in 2007 will be between $9.0 million and $9.5 million.
Stock Repurchase Plan
For purposes of mitigating the expected dilution created by stock-based compensation, on February 6, 2007, the Company’s Board of Directors extended the Stock Repurchase Plan (originally approved by the Board in late 2000), authorizing the repurchase of up to 1,000,000 additional shares of the Company’s issued and outstanding $0.01 par value common stock (“Common Stock”). An aggregate of 1,290,563 shares of Common Stock remain authorized for repurchase under the Stock Repurchase Program

(including the additional shares approved by the Board). The extent and timing of repurchase transactions will depend on market conditions and other business considerations.
SAB 108 Adoption
During the fourth quarter of 2006, the Company adopted the provisions of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). During 2005, the Company identified prior year misstatements (covering 1998 through 2005) related to accounting for rent holidays associated with the construction periods of certain real estate leases. The Company assessed the materiality for each of the years impacted by these misstatements, using the permitted rollover method, and determined that the effect on the financial statements, taken as a whole, was not material. As allowed by SAB 108, the Company elected to not restate prior year financial statements and, instead (as permitted by SAB 108), increased the 2006 beginning balance of the accumulated deficit and deferred rent in the amount of $1.8 million.
Forward-Looking Statement
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including Ultimate Software’s financial outlook for 2007 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate Software believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.
To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP financial measures in connection with its GAAP results. Ultimate Software strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Reconciliation of Unaudited Condensed Consolidated Statements of

Operations to Non-GAAP Unaudited Condensed Consolidated Statement of Operations”) and not to rely on any single financial measure to evaluate its business.
Ultimate Software presents the following non-GAAP financial measures in this press release: non-GAAP operating margins, non-GAAP net income and non-GAAP net income per share. We exclude the following items from each of these non-GAAP financial measures:
Stock-based compensation. As required, the Company adopted SFAS 123(R) during the first quarter of 2006. Stock-based compensation, including the impact of the newly adopted SFAS 123(R) and restricted stock amortization, was $2.0 million for the three months ended December 31, 2006 and $6.2 million for the twelve months ended December 31, 2006. Stock-based compensation expenses are excluded in the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. Such exclusion also provides a better comparison of results for fiscal 2006 and the Company’s business outlook for future periods with results for periods prior to 2006, which did not include stock-based compensation (except for a nominal amount related to options granted to certain members of the Board for Board-related services that were recorded in accordance with APB Opinion No. 25). The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of intangible assets resulting from the RTIX Acquisition in October 2006 over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2006, the amortization of acquired intangible assets was $54 thousand. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because it is a non-cash expense that the Company does not consider part of ongoing operations when assessing its financial performance. Such exclusion also provides a better comparison of results for fiscal 2006 and the Company’s business outlook for future periods with results for periods prior to 2006, which did not include amortization of acquired intangible assets.

About Ultimate Software
A leading provider of end-to-end, strategic human resources, payroll and talent management solutions, Ultimate Software markets its award-winning UltiPro products as licensed software and as on-demand services through Intersourcing. Employing approximately 650 professionals who are focused on developing the highest quality products and services, Ultimate Software was positioned in the Leaders quadrant of Gartner, Inc.’s “Magic Quadrant for U.S. Midmarket Human Resource Management Systems, 2006” and as a Leader in Forrester Research Inc.’s 2006 U.S. Midmarket HR solutions Wave ranking. Ultimate Software was also named the 2005 Payroll Provider of the Year by the Human Resources Outsourcing Association and ranked #3 on the 2006 Top 25 Best Medium-Sized Companies to Work for in America list by the Great Place to Work Institute. Also in 2006, Ultimate Software won two customer service awards, one from American Business Awards as the Best Customer Service Organization and the other a first-place SSPA STAR Award from Service & Support Professionals Association. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2006 (1)	2005 (1)	2006 (1)	2005 (1)
Revenues:
Recurring	$17,479	$13,574	$63,935	$50,259
Services	12,645	8,845	38,617	27,894
License	2,919	2,542	12,259	10,450

Total revenues	33,043	24,961	114,811	88,603

Cost of revenues:
Recurring	4,835	3,716	17,875	13,740
Services	9,601	6,419	30,256	21,410
License	424	245	1,389	709

Total cost of revenues	14,860	10,380	49,520	35,859

Gross Profit	18,183	14,581	65,291	52,744

Operating expenses:
Sales and marketing	7,670	5,803	29,382	21,783
Research and development	5,938	4,762	22,471	19,999
General and administrative	3,124	2,430	10,648	8,131

Total operating expenses	16,732	12,995	62,501	49,913

Operating income	1,451	1,586	2,790	2,831
Interest expense	(43)	(44)	(195)	(225)
Interest and other income	390	293	1,538	819

Net income	$1,798	$1,835	$4,133	$3,425

Net income per share:
Basic	$0.07	$0.08	$0.17	$0.15

Diluted	$0.07	$0.07	$0.15	$0.13

Weighted average shares outstanding:
Basic	24,270	23,403	23,853	23,040

Diluted	27,229	26,740	26,978	26,288

Non-GAAP Financial Results (See “Use of Non-GAAP Financial Information”) (1):
Non-GAAP operating margin	$3,487	$1,892	$9,090	$3,598
Non-GAAP net income	3,834	2,141	10,433	4,192
Non-GAAP net income per share:
Basic	$0.16	$0.09	$0.44	$0.18

Diluted	$0.14	$0.08	$0.39	$0.16

(1)	Net income for the three and twelve months ended December 31, 2006 included stock-based compensation of $2.0 million and $6.2 million, respectively, which included the impact of adopting SFAS 123(R) effective January 1, 2006 and, to a lesser extent, options granted to certain members of the Board of Directors as payment for Board-related services recorded in accordance with SFAS 123(R) and the issuance of restricted stock awards and stock units Net income for the three and twelve months ended December 31, 2006 also includes $54 thousand from the amortization of acquired intangible assets resulting from the RTIX Acquisition. Net income for the three and twelve months ended December 31, 2005 included stock-based compensation related to options granted to certain members of the Board for Board-related Services recorded in accordance with APB Opinion No. 25.

     The following table sets forth the stock-based compensation expense resulting from share-based arrangements that is recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
Cost of recurring revenues	$105	$6	$394	$6
Cost of service revenues	265	13	874	13
Cost of license revenues	1	—	6	—
Sales and marketing	833	156	2,967	395
Research and development	211	7	620	7
General and administrative	567	$124	1,385	$346

Total non-cash stock-based compensation expense	$1,982	$306	$6,246	$767

     Net income for the three and twelve months ended December 31, 2006 included amortization of acquired intangible assets from the RTIX Acquisition on October 5, 2006 of $54 thousand (as reflected in general and administrative expenses). There was no amortization of acquired intangible assets during the same periods in the prior year.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	December 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$16,734	$17,731
Accounts receivable, net	26,575	18,126
Short-term investments in marketable securities	14,247	14,422
Prepaid expenses and other current assets	8,279	5,526

Total current assets	65,835	55,805

Property and equipment, net	13,480	10,026
Capitalized software, net	2,055	238
Goodwill	2,734	—
Long-term investments in marketable securities	2,039	613
Other assets, net	7,387	2,899

Total assets	$93,530	$69,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,894	$2,613
Accrued expenses	9,230	6,406
Current portion of deferred revenue	36,524	29,385
Current portion of capital lease obligations	1,512	1,393
Current portion of long-term debt	505	338

Total current liabilities	51,665	40,135

Deferred revenue, net of current portion	6,445	3,646
Deferred rent	2,788	426
Capital lease obligations, net of current portion	1,416	966
Long-term debt, net of current portion	194	862

Total liabilities	62,508	46,035

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	251	238
Additional paid-in capital	125,121	110,245
Accumulated other comprehensive income (loss)	1	(31)
Accumulated deficit	(83,500)	(85,852)

	41,873	24,600
Treasury Stock, at cost	(10,851)	(1,054)

Total stockholders’ equity	31,022	23,546

Total liabilities and stockholders’ equity	$93,530	$69,581

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended
	December 31,
	2006	2005
Cash flows from operating activities:
Net income	$4,133	$3,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,371	4,426
Provision for doubtful accounts	813	869
Non-cash stock-based compensation expense	6,246	767
Changes in operating assets and liabilities:
Accounts receivable	(8,940)	(6,395)
Prepaid expenses and other current assets	(2,691)	(2,412)
Other assets	(3,505)	(1,066)
Accounts payable	1,021	411
Accrued expenses and other long term liabilities	3,365	817
Deferred revenue	9,617	4,555

Net cash provided by operating activities	15,430	5,397

Cash flows from investing activities:
Purchases of marketable securities	(22,208)	(21,421)
Maturities of marketable securities	20,990	16,914
Capitalized software	(1,801)	(182)
Payments for RTIX Acquisition	(3,627)	—
Purchases of property and equipment	(6,367)	(3,022)

Net cash used in investing activities	(13,013)	(7,711)

Cash flows from financing activities:
Repurchases of Common Stock	(9,797)	—
Principal payments on capital lease obligations	(1,717)	(1,318)
Net (repayments) borrowings under Credit Facility	(501)	751
Net proceeds from issuances of Common Stock	8,602	5,846

Net cash (used in) provided by financing activities	(3,413)	5,279

Effect of foreign currency exchange rate changes on cash	(1)	—
Net (decrease) increase in cash and cash equivalents	(997)	2,965
Cash and cash equivalents, beginning of year	17,731	14,766

Cash and cash equivalents, end of year	$16,734	$17,731

Supplemental disclosure of cash flow information:
Cash paid for interest	$102	$110

Supplemental disclosure of non-cash financing activities:
— The Company entered into capital lease obligations to acquire new equipment totaling $2,286 and $1,797 for the years ended December 31, 2006 and 2005, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Historical Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Non-GAAP operating margin reconciliation:
Operating margin	$1,451	$1,586	$2,790	$2,831
Operating margin as a % of total revenue	4%	6%	2%	3%
Add back:
Non-cash effect of stock-based compensation	1,982	306	6,246	767
Non-cash effect of amortization of acquired intangible assets	54	—	54	—

Non-GAAP operating margin	$3,487	$1,892	$9,090	$3,598

Non-GAAP operating margin, as a % of total revenue	11%	8%	8%	4%

Non-GAAP net income reconciliation:
Net income	$1,798	$1,835	$4,133	$3,425
Add back:
Non-cash stock-based compensation	1,982	306	6,246	767
Non-cash amortization of acquired intangibles	54	—	54	—

Non-GAAP net income	$3,834	$2,141	$10,433	$4,192

Non-GAAP diluted net income per share reconciliation:
Net income per share	$0.07	$0.07	$0.15	$0.13
Add back:
Non-cash effect of stock-based compensation	0.07	0.01	0.24	0.03
Non-cash effect of amortization of acquired intangible assets	—	—	—	—

Non-GAAP net income per share	$0.14	$0.08	$0.39	$0.16

Shares used in calculation of basic and diluted GAAP and non-GAAP net income per share:
Basic	24,270	23,403	23,853	23,040

Diluted	27,229	26,740	26,978	26,288